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                       [O'MELVENY & MYERS LLP LETTERHEAD]

                                     January
                                      27th
                                     1 9 9 8



WRITERS DIRECT NUMBER                                          OUR FILE NUMBER
     (213) 669-6000                                              445,882-013
                                                                  LA1-776068


Kaynar Technologies Inc.
500 N. State College Boulevard
Suite 1000
Orange, California  92868

          Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          At your request, we have examined the above-referenced Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on January 29, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of your Common Stock, $0.01 par value (the "Shares") for your 1997 Stock Incentive Plan.

          We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by you in connection with the authorization and proposed issuance and sale of the Shares.

          It is our opinion that, subject to said proceedings being duly taken and completed by you prior to the issuance and sale of the Shares, upon the issuance and sale thereof in the manner referred to in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,

                              /s/ O'MELVENY & MYERS LLP